                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

                         [ ] Preliminary Proxy Statement

        [ ] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))

                         [X] Definitive Proxy Statement

                       [ ] Definitive Additional Materials

 [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            MRV COMMUNICATIONS, INC.
                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

       2) Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4) Proposed maximum aggregate value of transaction:

       5) Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:

                            MRV COMMUNICATIONS, INC.
                              20415 NORDHOFF STREET
                          CHATSWORTH, CALIFORNIA 91311

DEAR STOCKHOLDER:

You are cordially invited to attend the Annual Meeting of Stockholders of MRV Communications, Inc. (the "Company") to be held on Friday, December 14, 2001, at 8:30 a.m. at The Holiday Inn -- Woodland Hills, Mulholland Room, 21101 Ventura Blvd., Woodland Hills, CA 91364.

        At the Annual Meeting, you will be asked to: elect six directors of the Company; approve amendments to the Company's 1997 Incentive and Nonstatutory Stock Option Plan to increase by 1,200,000 shares the number of shares of Common Stock that can be optioned and sold under such Stock Option Plan; and ratify the selection of the Company's independent accountants.

        Details of the matters to be considered at the Annual Meeting are contained in the accompanying Proxy Statement that we urge you to consider carefully.

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                       Sincerely,

                                       /s/ Noam Lotan

                                       Noam Lotan
                                       President and Chief Executive Officer


        IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL STOCKHOLDERS' MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                            MRV COMMUNICATIONS, INC.
                              20415 NORDHOFF STREET
                          CHATSWORTH, CALIFORNIA 91311

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MRV Communications, Inc. (the "Company"), a Delaware corporation, will be held on Friday, December 14, 2001 at 8:30 a.m. at The Holiday Inn -- Woodland Hills, Mulholland Room, 21101 Ventura Blvd., Woodland Hills, CA 91364 and thereafter as it may be adjourned from time to time:

        At the Meeting the Stockholders will be asked:

        1. To elect six members of the Board of Directors, all of whom currently serve as Directors, to serve for the ensuing year;

        2. To approve amendments to the Company's 1997 Incentive and Nonstatutory Stock Option Plan to increase by 1,200,000 shares the number of shares of Common Stock that can be optioned and sold under such Stock Option Plan.

        3. To ratify the selection of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 31, 2001;

        4. To consider and act upon any matters incidental to the foregoing and any other matters which may properly come before the meeting or any adjournment or adjournments thereof.

        The Board of Directors has fixed the close of business on November 1, 2001 as the record date for the determination of Stockholders entitled to notice of and vote at the meeting and any adjournment or adjournments thereof.

        WE HOPE THAT ALL STOCKHOLDERS WILL BE ABLE TO ATTEND THE MEETING IN PERSON. IN ORDER TO ASSURE THAT A QUORUM IS PRESENT AT THE MEETING, PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A POSTAGE PAID ENVELOPE, ADDRESSED TO AMERICAN STOCK TRANSFER & TRUST CO., THE COMPANY'S TRANSFER AGENT AND REGISTRAR, HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. IF YOU ATTEND THE MEETING, YOUR PROXY WILL, AT YOUR REQUEST, BE RETURNED TO YOU AND YOU MAY VOTE YOUR SHARES IN PERSON.

                                       By Order of the Board of Directors

                                       /s/ Shlomo Margalit
                                       Shlomo Margalit
                                       Secretary

Chatsworth, California
November 14, 2001

                            MRV COMMUNICATIONS, INC.
                              20415 NORDHOFF STREET
                          CHATSWORTH, CALIFORNIA 91311

                                 PROXY STATEMENT

                                NOVEMBER 14, 2001

        The enclosed Proxy is solicited by the Board of Directors of MRV Communications, Inc. (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held at the The Holiday Inn -- Woodland Hills, Mulholland Room, 21101 Ventura Blvd., Woodland Hills, CA 91364, at 8:30 a.m. on Friday, December 14, 2001, and at any adjournment or adjournments thereof.

        Stockholders of record at the close of business on November 1, 2001 (the "Record Date") will be entitled to vote at the meeting or any adjournment thereof. On the Record Date, 77,514,780 shares of Common Stock, $.0017 par value ("Common Stock"), of the Company were issued and outstanding. There are no other voting securities of the Company. Each share entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. A quorum for the meeting is a majority of the shares outstanding. The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business.

        The Directors and executive officers of the Company as a group owned approximately 6.2% of the outstanding shares of Common Stock of the Company at the Record Date. Each of the Directors and executive officers has indicated his intent to vote all shares of Common Stock owned by him in favor of each item set forth herein.

        Execution of a Proxy will not in any way affect a Stockholders' right to attend the meeting and vote in person. The Proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the Annual Meeting, or by giving to the Secretary a duly executed Proxy bearing a later date than the Proxy being revoked at any time before such Proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed Proxies received in time for the meeting will be voted as specified therein. In the absence of a special choice, shares will be voted in favor of the election of those persons named in this Proxy Statement as Directors and in favor of all other items set forth herein.

        The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares of their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without compensation, personally or by telephone, telegram, letter, facsimile or e-mail.

        The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be taken, such shares represented by all Proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorney in the Proxies.

        The Company's Annual Report on Form 10-K for the year ended December 31, 2000 containing audited consolidated financial statements is being mailed with this Proxy Statement to all stockholders entitled to vote. That Annual Report does not form any part of the Company's proxy solicitation material. This Proxy Statement and the accompanying Proxy were first mailed to Stockholders on or about November 14, 2001.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of the Record Date, the number of shares of the Company's Common Stock owned by (i) each Director, (ii) all Directors, Director nominees and current executive officers as a group, (iii) each person known by the Company to own beneficially 5% or more of the Common Stock and (iv) the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers receiving more than $100,000 in total compensation for the year ended December 31, 2000 (collectively the "Named Executive Officers"). Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment powers with respect to the shares indicated.

                                                             COMMON STOCK
                                                      --------------------------
            NAME AND ADDRESS(1) OF                    NUMBER OF       PERCENTAGE
   BENEFICIAL OWNER(2) OR IDENTITY OF GROUP            SHARES          OWNERSHIP
-------------------------------------------------     ---------        ---------
Pilgrim Baxter & Associates Ltd.(3) .............     6,387,600              8.2%
Shlomo Margalit .................................     3,342,060              4.3%
Noam Lotan ......................................     1,497,874(4)           1.9%
Edmund Glazer ...................................       130,800(5)           0.2%
William R. Spivey ...............................       316,315(6)           0.4%
Guy Avidon ......................................        36,000(6)             *
Igal Shidlovsky .................................        62,000(6)             *
Guenter Jaensch .................................        32,000(6)             *
Professor Daniel Tsui ...........................         6,000(6)             *
Professor Baruch Fischer ........................         6,000(6)             *
All current executive officers, director nominees
         and directors as a group ...............     5,007,934(7)           6.4%

---------

(1) Except as noted below, the address of each of the person listed is c/o MRV Communications, Inc., 20415 Nordhoff Street, Chatsworth, California, Chatsworth, CA 91311.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of MRV common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of a particular individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3) Based on Amendment No. 1 to Schedule 13D filed with the SEC on February 14, 2001. According to this document, the address of the firm listed is 825 Duportail Road, Wayne, PA 19087. Percentage ownership is based on number of shares beneficially owned, as reflected in the filing, divided by the number of shares outstanding on September 30, 2001.

(4) Includes 12,000 shares issuable pursuant to stock options exercisable within 60 days of September 30, 2001.

(5) Includes 36,400 shares issuable pursuant to stock options exercisable within 60 days of September 30, 2001. Mr. Glazer was killed in the terrorists attack on the World Trade Center on September 11, 2001 and the table reflects options owned by his estate.

(6) Consists of shares issuable upon exercise of stock options within 60 days of September 30, 2001. Dr. Spivey resigned in September 2001.

(7) Includes 192,000 shares issuable upon exercise of stock options within 60 days of September 30, 2001.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

        The Directors of the Company are elected annually and hold office until the next annual meeting of stockholders and until their successors shall have been elected and shall have qualified. The number of directors currently fixed as the authorized number of directors of the Company is six. In general, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the Directors then in office. Shares represented by all Proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual Director, or for all Directors, will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors does not know of any reason why any such nominee should be unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of Directors at a lesser number.

        The following table sets forth the year each nominee first became a Director and the positions presently held by each nominee with the Company. For information about ownership of the Company's Common Stock by each nominee, see "Security Ownership of Certain Beneficial Owners and Management."


                                  Year
                                Became a
             Name               Director               Position
-------------------------------   ----    -----------------------------------
Noam Lotan(1)..................   1990    President, Chief Executive Officer,
                                          and Director

Shlomo Margalit(1).............   1988    Chairman of the Board of  Directors,
                                          Chief Technical Officer and Secretary

Dr. Igal Shidlovsky(2)(3)......   1997    Director

Dr. Guenter Jaensch(2)(3)......   1997    Director

Professor Daniel Tsui(3).......   1999    Director

Professor Baruch Fischer.......   1999    Director

----------

(1)    Member of the Executive Committee.

(2)    Member of the Compensation Committee.

(3) Member of the Audit Committee. Professor Tsui became a member of the Audit Committee in 2001.


        Each director is elected for a period of one year and serves until the stockholders duly elect his successor. Officers are elected by and serve at the discretion of the Board of Directors.

        Noam Lotan, 49, has been the President, Chief Executive Officer and a Director of the Company since May 1990 and became Chief Financial Officer of the Company in October 1993, in which position he served until June 1995. From March 1987 to January 1990, Mr. Lotan served as Managing Director of Fibronics (UK) Ltd., the United Kingdom subsidiary of Fibronics International Inc. ("Fibronics"), a manufacturer of fiber optic communication networks. The Company purchased the Fibronics business in September 1996. From January 1985 to March 1987, Mr. Lotan served as a Director of European Operations for Fibronics. Prior to such time, Mr. Lotan held a variety of sales and marketing positions with Fibronics and Hewlett-Packard. Mr. Lotan holds a Bachelor of Science degree in Electrical Engineering from the Technion, the Israel Institute of Technology, and a Masters degree in Business Administration from INSEAD (the European Institute of Business Administration, Fontainebleau, France).

        Dr. Shlomo Margalit, 60, a founder of the Company, has been Chairman of the Board of Directors and Chief Technical Officer since the Company's inception in July 1988. From May 1985 to July 1988, Dr. Margalit served as a founder and Vice President of Research and Development for LaserCom, Inc. ("LaserCom"), a manufacturer of semiconductor lasers. From 1982 to 1985, Dr. Margalit served as a Senior Research Associate at the California Institute of Technology ("Caltech"), and from 1976 to 1982, a Visiting Associate at Caltech. From 1972 to 1982, Dr. Margalit served as a faculty member and Associate Professor at the Technion. During his tenure at the Technion, Dr. Margalit was awarded the "Israel Defense" prize for his work in developing infrared detectors for heat guided missiles and the David Ben Aharon Award for Novel Applied Research. Dr. Margalit holds a Bachelor of Science degree, a Masters degree and a Ph.D. in Electrical Engineering from the Technion.

        Dr. Igal Shidlovsky, 65, became a Director of the Company in May 1997. Dr. Shidlovsky serves as Managing Director of Global Technologies, an investment and consulting organization, which he founded in 1994. He has extensive management and consulting experience with international companies and start up technology companies. From 1982 to 1991, Dr. Shidlovsky was a Director of Sentex Sensing Technologies. Dr. Shidlovsky held several executive positions including Vice President Corporate Development at Siemens Pacesetter, a division of Siemens AG Medical Group, Director of Strategic Planning and Technology Utilization, and Director of the Microelectronics Department at Siemens Corporate Research. From 1969 to 1982 he was with RCA Laboratories, a leading electronic R&D organization. Dr. Shidlovsky holds a Bachelor of Science degree in Chemistry from the Technion and Master and Ph.D. degrees from the Hebrew University in Israel. Dr. Shidlovsky became a director of Luminent, Inc., MRV's 92.3% publicly traded subsidiary in September 2001.

        Dr. Guenter Jaensch, 63, became a Director of the Company in December 1997. Dr. Jaensch serves as President of Jaensch Enterprises, a firm engaged in management and project consulting. For over 20 years, he held executive positions with Siemens or its subsidiaries in Europe and the United States. Among his assignments were service as President of Siemens Communications Systems, Inc.; President and Chairman of Siemens Corporate Research and Support, Inc.; Chairman and Chief Executive Officer at Siemens Pacesetter, Inc.; and head of the Cardiac Arrhythmia Division of Siemens AG Medical Group. Dr. Jaensch also served as Director of Siemens Accounting and Budgeting operations and as controller of Siemens Data Processing Group. Dr. Jaensch holds a Masters degree in Business Administration and Ph.D. degree in Business and Finance from the University of Frankfurt, where he also taught business for three years.

        Professor Daniel Tsui, 62, is the Arthur Le Grand Doty Professor of Electrical Engineering at Princeton University and was awarded the 1998 Nobel prize in Physics for the discovery and explanation of the fractional quantum hall effect. Professor Tsui was a recipient of the American Physical Society 1984 Buckley Prize, the 1998 Benjamin Franklin Medal and was elected to the National Academy of Sciences. He is a fellow of the American Physical Society and the American Association for the Advancement of Science. He is currently engaged in research activity relating to properties of thin films and microstructures of semiconductors and solid state physics. He received his Ph.D. in physics from the University of Chicago in 1967 and for 13 years was with Bell Laboratories before joining Princeton University, where he spent the last 16 years.

        Professor Baruch Fischer, 50, currently serves as Dean of the Electrical Engineering Faculty at the Technion. Professor Fischer's current Research Activities include solid state devices, lasers and optical amplifiers; WDM technology; fiber gratings; "all optical" networks; non-linear effect in fiber, wave mixing; and optical computing, optical data storage and optical image processing. He has authored or co-authored approximately 180 papers and holds several patents in the field of optics and opto-electronics. He received his Ph.D. from Bar-Ilan University, Israel in 1980. He subsequently became a Post-Doctorate Fellow at CalTech and joined the faculty of the Technion in 1983.

        The members of the Board of Directors who are not employees of the Company receive cash compensation of $800 per month and $500 for each Board of Directors meeting attended.

        None of the persons nominated to serve as Directors of the Company are related by blood, marriage or adoption to any of the Company's Directors or executive officers. The Board of Directors met four times during 2000, including telephonic meetings Each of the Directors attended all meetings of the Board of Directors and the committees on which he served during the year ended December 31, 2000.

        The Compensation Committee, composed of Drs. Shidlovsky and Jaensch, held four meetings during 2000. The Compensation Committee's functions include making recommendations to the Board of Directors concerning the compensation of officers and employees. The Company does not have a standing nominating committee of the Board of Directors or a committee performing similar functions.

        The Executive Committee, which, during 2000, consisted of Mr. Lotan and Dr. Margalit held four meetings during 2000. The Executive Committee is empowered to take any action that the Board of Directors is authorized to act upon, with the exception of the issuance of stock, the sale of all or substantially all of the Company's assets and other significant corporate transactions.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth a summary of all compensation paid by MRV to its Chief Executive Officer and for each of its other executive officers whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers") during the fiscal year ended December 31, 2000:

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                        ANNUAL COMPENSATION              SECURITIES
                                                   -------------------------------        UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITIONS                       YEAR       SALARY        BONUS         OPTIONS(#)     COMPENSATION
-----------------------------                      ----      --------      -------         -------         ---------
Noam Lotan ...............................         2000      $100,000      $    --              --              --
President and Chief Executive Officer              1999      $100,000      $    --              --              --
                                                   1998      $100,000      $    --          60,000(1)           --

Shlomo Margalit ..........................         2000      $110,000      $    --              --              --
Chairman of the Board of Directors,                1999      $110,000      $    --              --              --
Chief Technical Officer and Secretary              1998      $110,000      $    --              --              --

Edmund Glazer(2) .........................         2000      $140,000      $    --          40,000              --
Vice President of Finance and                      1999      $140,000      $    --          60,000              --
Administration and Chief Financial Officer         1998      $107,000      $    --         178,000(3)           --

William R. Spivey(4) .....................         2000      $138,000      $90,000         316,315         $48,682(5)
President and Chief Executive Officer of           1999           N/A          N/A             N/A             N/A
Luminent, Inc.                                     1998           N/A          N/A             N/A             N/A

Guy Avidan ...............................         2000      $125,000      $39,000              --              --
President and Chief Executive Officer of           1999      $102,000      $39,000              --              --
Optical Access, Inc.                               1998      $102,000      $39,000          60,000              --

----------

(1) Consists of repriced options granted under MRV's stock option plans that were issued in replacement of earlier options granted to the Named Executive Officer under MRV's stock option plans. The Options vest at their original vesting schedules.

(2) Mr. Glazer was killed in the air crash of American Airlines Flight 11 into North Tower of the World Trade Center on September 11, 2001.

(3) Includes 78,000 repriced options granted under MRV's stock option plans that were issued in replacement of earlier options granted to the Named Executive Officer under the Stock Option Plans. The Options vest at their original vesting schedules.

(4) Dr. Spivey joined Luminent in July 2000 and resigned in September 2001.

(5) Consists of a reimbursement of legal fees Dr. Spivey incurred in 2000 in connection with negotiation of his employment contract.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table provides certain information regarding stock option grants made to the Named Executive Officers in the year ended December 31, 2000.

                                        PERCENT                                        POTENTIAL REALIZABLE VALUE
                                        OF TOTAL                                     AT ASSUMED ANNUAL RATE OF STOCK
                         NUMBER OF      OPTIONS                                          PRICE APPRECIATION FOR
                        SECURITIES    GRANTED TO                                              OPTION TERM
                        UNDERLYING     EMPLOYEES  EXERCISE     EXPIRATION     ---------------------------------------------
       NAME          OPTIONS GRANTED    IN 2000  PRICE($/SH)      DATE         0%(1)              5%(2)             10%(2)
       ----          ---------------    -------  -----------      ----        --------         -----------         --------
Noam Lotan .........           --          --      $   --            N/A              N/A              N/A              N/A
Shlomo Margalit ....           --          --      $   --            N/A              N/A              N/A              N/A
Edmund Glazer ......       40,000         0.7      $20.50      4/16/2006               --      $   278,878      $   632,680
William R. Spivey(3)      316,315         5.3      $32.56      7/10/2005      $10,300,000      $16,006,758      $22,898,476
Guy Avidan .........           --          --      $   --            N/A              N/A              N/A              N/A

-----------

(1) Based upon the difference between the closing price of a share of MRV Common Stock on the date of grant and the exercise price per share of the options.

(2) The dollar amounts under these columns are the result of calculations assuming the price of MRV's common stock on the date of the grant of the option increases at the hypothetical 5% and 10% rates set by the SEC for the term of the option. Neither the amounts reflected nor the rates applied are intended to forecast possible future appreciation, if any, of MRV's stock price.

(3) Excludes separate options granted on July 11, 2000 by Luminent, MRV's subsidiary, to Dr. Spivey exercisable at $6.25 per share. These options are described under the Employment Agreements section below. If the market value of the underlying shares of Luminent common stock on the grant date is assumed to equal Luminent's IPO price of $12 per share (determined on November 9, 2000), the intrinsic value of Dr. Spivey's options (the market price of the underlying common stock less the exercise price) on the grant date was $27,600,000. The potential realizable value of these options at assumed annual rate of stock price appreciation of 5% and 10% for the option term calculated like the amounts in the table accompanying footnote (2) are $63,824,331 and $119,399,566, respectively.

FISCAL YEAR END OPTION VALUES

        The following table provides certain information concerning MRV stock options exercised by the Named Executive Officers during the year ended, and held by them at, December 31, 2000.

                                                                     NUMBER OF SHARES
                                                                  UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                NUMBER OF                               OPTIONS AT                  IN-THE-MONEY OPTIONS AT
                                 SHARES                              DECEMBER 31, 2000                DECEMBER 31, 2000(2)
                             ACQUIRED UPON        VALUE        -----------------------------     ------------------------------
       NAME                     EXERCISE       REALIZED(1)     EXERCISABLE    UN-EXERCISABLE     EXERCISABLE     UN-EXERCISABLE
       ----                     --------       -----------     -----------    --------------     -----------     --------------
Noam Lotan .............         48,000         $2,634,000              --          12,000         $     --         $129,000
Shlomo Margalit ........             --         $       --              --              --         $     --         $     --
Edmund Glazer ..........         96,400         $4,295,160          36,400         101,600         $391,300         $662,200
William R. Spivey(3) ...             --         $       --         316,315              --         $     --         $     --
Guy Avidan .............             --         $       --          24,000          36,000         $258,000         $387,000

----------

(1) Based on difference between the closing price of MRV common stock on the date of exercise and the exercise price.

(2) Based on difference between the closing price of MRV common stock on December 29, 2000 and the exercise price.

(3) Excludes separate options granted on July 11, 2000 by Luminent, MRV's subsidiary, to Dr. Spivey exercisable at $6.25 per share. These options are described under the Employment Agreements section below. Of these options, 1,200,000 were exercisable on December 31, 2000 and 3,600,000 were not exercisable. None of Dr. Spivey's options was in the money at December 29, 2000.

EMPLOYMENT AGREEMENTS

        In March 1992, MRV entered into three-year employment agreements with Mr. Lotan and Dr. Margalit. Upon expiration, these agreements automatically renew for one-year terms unless either party terminates them by giving the other three months' notice of non-renewal prior to the expiration of the current term. Pursuant to the agreements, Mr. Lotan serves as President, Chief Executive Officer and a Director of MRV and Dr. Margalit serves as Chairman of the Board of Directors, Chief Technical Officer and Secretary. Mr. Lotan and Dr. Margalit receive base annual salaries of $100,000 and $110,000, respectively, and each is entitled to receive a bonus determined and payable at the discretion of the board of directors upon the recommendation of the Compensation Committee of the Board. Recommendations with respect to bonus levels are based on achievement of specified goals, such as new product introductions, profitability levels, revenue goals, market expansion and other criteria as established by the Compensation Committee.

        In July 2000, MRV and its subsidiary, Luminent, entered into a four-year employment agreement with Dr. William R. Spivey, Luminent's former President and Chief Executive Officer. Under the agreement, Luminent agreed to pay to Dr. Spivey an annual salary of $300,000 with a bonus targeted at $75,000 for 2000 and at $150,000 for the following years as determined at the discretion of our board of directors. MRV granted Dr. Spivey an option to purchase 316,315 shares of MRV common stock exercisable at $32.56 per share for five years. Luminent granted to Dr. Spivey an option to purchase 4,800,000 shares of Luminent common stock at an exercise price of $6.25 per share. Dr. Spivey's option to purchase MRV common stock was fully exercisable as of the date of grant, and his option to purchase Luminent common stock vested in annual installments of 25%, beginning on July 11, 2000, provided, however, that in the event his employment was terminated other than for cause he was entitled to receive from the date of termination over a one year period an amount equal to two times the sum of his annual salary plus bonus and all of his unvested Luminent options will automatically vest and become exercisable. Dr. Spivey's resignation on September 12, 2001 was considered by the parties to be a termination other than for cause under his employment agreement entitling him to the severance benefits of his employment agreement therefor. As a consequence of Dr. Spivey's resignation, his MRV and Luminent options are now exercisable through September 11, 2003.

        Each officer also receives employee benefits, such as vacation, sick pay and insurance, in accordance with MRV's policies, which are applicable to all employees. MRV has obtained, and is the beneficiary of, key man life insurance policies in the amount of $1,000,000 on the lives of each of Drs. Margalit and Mr. Lotan. All benefits under these policies will be payable to MRV upon the death of an insured.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Directors, executive officers and 10% or greater stockholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        The Company believes, based solely on a review of the copies of such reports furnished to the Company, that each report required of the Company's executive officers, directors and 10% or greater stockholders was duly and timely filed during the year ended December 31, 2000, except for Form 3s of William R Spivey and Guy Avidan and a Form 5 by William R. Spivey. The Form 3 filed late by Dr. Spivey did not report any beneficial ownership of our shares and his Form 5 filed late reported the grant of stock options exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act. The Form 3 filed late by Mr. Avidan reported as his beneficial ownership of our shares prior grants to him of stock options exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.

COMPENSATION OF OUTSIDE DIRECTORS

         Outside directors, i.e., directors who are not employees of the Company, receive cash compensation of $800 per month and $500 for each Board of Directors' meeting attended, while serving as Directors. No stock options were granted to the Company's outside directors during 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2000 the Compensation Committee consisted of Drs. Igal Shidlovsky and Guenter Jaensch. No member of the Compensation Committee was, during 2000 or prior thereto, an officer of the Company or any of its subsidiaries. No executive officer of the Company serves or served on the compensation committee of another entity during 2000, which has or had an executive officer serve on the Compensation Committee of the Company, and no executive officer of the Company serves or served as a director of another entity who has or had an executive officer serve on the Compensation Committee of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In July 1998, the Company and Zaffire, Inc. (formerly New Access Communications, Inc.) ("Zaffire") entered into a Securities Purchase Agreement, under which the Company purchased for $950,000 shares of the capital stock of Zaffire equal to approximately 19% of the capital stock of Zaffire then outstanding and warrants to purchase additional capital stock of Zaffire, which, if fully exercised for an aggregate of $2,050,000, the Company would own an aggregate of approximately 60% of Zaffire's capital stock (when the shares purchased upon exercise of the warrants were added to the Company's existing stake in Zaffire). The warrants were exercisable in two installments (provided the first installment was exercised) by July 1, 1999 and January 4, 2000, respectively.

        In May 2000, the Company, along with 36 other accredited investors, and Zaffire entered into a Series C Preferred Stock Purchase Agreement under which the Company purchased for $5,000,000 shares of Series C Preferred Stock of Zaffire. At December 31, 2000, the Company had an approximate 22% ownership interest in Zaffire. In July 2001, Zaffire reached an agreement with Centerpoint Broadband Technologies, Inc., under which Centerpoint would acquire Zaffire in an all-stock transaction and this acquisition was completed in October 2001. In the acquisition, the Company, like Zaffire's other stockholders, exchanged its equity interests in Zaffire for equity interests in Centerpoint, and now owns less than 10% of Centerpoint's outstanding capital stock. Centerpoint develops high capacity transport systems that maximize network performance for both optical and wireless networks. These highly scalable, dynamically flexible systems allow service providers advanced levels of bandwidth efficiency, capacity and high service velocity.

        From inception through its acquisition by Centerpoint, Dr. Near Margalit, served as an executive officer and member of the board of Zaffire and was a principal stockholder of it. Dr. Near Margalit is the son of Dr. Shlomo Margalit, the Company's Chairman of the Board of Directors and Chief Technical Officer.

                      REPORT OF THE COMPENSATION COMMITTEE

        The Board of Directors formed the Compensation Committee (the "Committee") in 1992 to set and administer the policies governing the Company's compensation programs, including stock option plans. The Committee receives and evaluates information regarding compensation practices for comparable businesses in similar industries, and considers this information in determining base salaries, bonuses and stock-based compensation. The Committee is authorized to engage or employ such outside professional consultants or other services as in its discretion may be required to fulfill its responsibilities. The Committee also discusses and considers executive compensation matters and makes decisions thereon.

        The Company's compensation policies are structured to link the compensation of the Chief Executive Officer, the Named Executive Officers and other executives of the Company with corporate performance. In March 1992, Mr. Lotan, Drs. Margalit and Rav-Noy entered into three-year employment agreements, which, upon expiration automatically renew for one year terms unless either party terminates them by giving the other three months' notice of non-renewal prior to the expiration of the current term. Through the establishment of compensation programs and employment agreements, the Company has attempted to align the financial interests of its executives with the results of the Company's performance, which is designed to put the Company in a competitive position regarding executive compensation and to ensure corporate performance, which will then enhance stockholder value.

        The Company's executive compensation philosophy is to set base salaries by referring to those of comparable businesses, and then to provide performance-based variable compensation, such as bonuses, as determined by the Compensation Committee according to factors such as the Company's earnings as well as value received by stockholders. This philosophy allows total compensation to fluctuate from year to year. As a result, the Named Executive Officers' actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon the evaluation of the compensation factors described above by the Compensation Committee.

        In line with the Company's overall compensation program and the annual objectives set by the Committee, the Company's executive officers have a high percentage of their total compensation at risk dependent upon the Company's financial performance and other factors as considered by the Committee. The base compensation for 1998, 1999 and 2000 for Mr. Lotan and Dr. Margalit was determined in 1992, based upon employment agreements entered into by and between the Company and such executives. See "Employment Agreements." The base compensation with Mr. Glazer was determined through negotiations between the Company and him at the time Mr. Glazer agreed to relocate to the Company's facilities in Massachusetts and was based on Mr. Glazer's prior compensation adjusted for the increase in the cost of living resulting from the relocation. The base compensation with Dr. Spivey was determined through negotiations between the Company and him in July 2000 at the time the Company was recruiting Dr. Spivey to join Luminent as its President and Chief Executive Officer. The base compensation with Mr. Avidan was determined through negotiations between the Company and him at the time Mr. Avidan was promoted to and assumed the responsibilities as Chief Executive Officer and President of Optical Access, the Company's wholly owned subsidiary, and was based on his prior compensation adjusted for the increase in his responsibilities.

        To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various types of compensation. Some types of compensation and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws also affect the deductibility of compensation. To the extent reasonably practicable and to the extent it is within the Committee's control, the Committee intends to limit executive compensation in ordinary circumstances to that deductible under Section 162(m) of the Internal revenue Code of 1986, as amended. In doing so, the Committee may utilize alternatives (such deferring compensation) for qualifying executive compensation for deductibility and may rely on grand fathering provisions with respect to existing contractual commitments.

        The Committee believes that its overall executive compensation program has been successful in providing competitive compensation appropriate to attract and retain highly qualified executives and also to encourage increased performance from the executive group, which should increase stockholder value.

                                       Compensation Committee
                                       of the Board of Directors

                                       /s/ Igal Shidlovsky
                                       Igal Shidlovsky

                                       /s/ Guenter Jaensch
                                       Guenter Jaensch

                          REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of financial controls. In fulfilling its oversight responsibilities during 2000, the Committee periodically:

       - reviewed the unaudited and audited financial statements with management and the Company's independent auditors, Arthur Andersen LLP,

       - discussed the accounting principles, significant assumptions, estimates and matters of judgment used in preparing the financial statements with management and Arthur Andersen,

       - reviewed the Company's financial controls and financial reporting process, and

       - reviewed significant financial reporting issues and practices, including changes in accounting principles and disclosure practices.

        The Committee also reviewed with Arthur Andersen, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, their judgment as to the quality, and not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under accounting principles generally accepted in the United States. The Committee periodically met with Arthur Andersen to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        In addition, the Committee has discussed with Arthur Andersen their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and discussed with Arthur Andersen any matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Committee also considered the compatibility of Arthur Andersen's non-audit services (principally tax advisory services) with the standards for auditors' independence. The Committee discussed with Arthur Andersen the overall scope and plans for their audit.

        The Directors who serve on the Committee are all "independent" for purposes of the rules of the Nasdaq Stock Market. The Board of Directors has adopted the written charter attached to this proxy statement as Appendix B. During 2000, the committee met four times, with all members of the committee during 2000 in attendance at each meeting.

        In reliance on the reviews and discussions referred to above and representations by management that the financial statements were prepared in accordance with generally accepted accounting principles, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000. The Committee also recommended to the Board of Directors, subject to stockholder approval, the selection of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 2001.

                                      Audit Committee of the Board of Directors

                                                 /s/ Igal Shidlovsky
                                                 Igal Shidlovsky

                                                 /s/ Guenter Jaensch
                                                 Guenter Jaensch

                   STOCKHOLDER RETURN PERFORMANCE PRESENTATION

        The following chart shows the value of an investment of $100 on December 31, 1995 in cash of (i) the Company's Common Stock, (ii) The Nasdaq Stock Market Index-US, (iii) an index based on companies in a group of companies in the Company's industry (JP Morgan H& Q Technology Index).


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                         AMONG MRV COMMUNICATIONS, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE JP MORGAN H & Q TECHNOLOGY INDEX




                               [PERFORMANCE GRAPH]





                                                      Cumulative Total Return
                                ------------------------------------------------------------------
                                 12/95       12/96       12/97       12/98       12/99       12/00
                                ------      ------      ------      ------      ------      ------
MRV COMMUNICATIONS, INC.        100.00      257.14      282.27       73.15      743.35      316.26
NASDAQ STOCK MARKET (U.S.)      100.00      123.03      150.68      212.47      394.84      237.36
JP MORGAN H & Q TECHNOLOGY      100.00      124.29      145.71      226.64      506.17      327.22


* $100 INVESTED ON 12/31/95 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDED DECEMBER 31.

                                 PROPOSAL NO. 2

         PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S 1997 INCENTIVE
          AND NON-STATUTORY STOCK OPTION PLAN TO INCREASE BY 1,200,000
             SHARES THE NUMBER OF SHARES OF COMMON STOCK THAT CAN BE
                        OPTIONED AND SOLD UNDER THAT PLAN

        The 1997 Incentive and Nonstatutory Stock Option Plan (the "1997 Plan") was originally approved by the Company's stockholders on December 12, 1997. As originally adopted, the number of shares that could be optioned and sold under the 1997 Plan was 1,000,000 shares of Common Stock. As amended in 1998, 1999 and 2000, the number of shares of Common Stock that could be optioned and sold under the 1997 Plan was increased by 1,000,000, 1,200,000 and 500,000 shares, respectively, to a total of 3,700,000 shares. The Board of Directors has approved amendments to the Company's 1997 Plan to increase by 1,200,000 shares the number of shares of Common Stock that may be optioned and sold under the 1997 Plan to a total of 4,900,000 shares. This increase in the 1997 Plan is subject to the approval of stockholders.

        The Board of Directors believes that the selective use of stock options is an effective means of attracting, motivating and retaining employees and that the availability of the number of shares covered by the Stock Option Plan, as proposed for adoption, is essential to the success of the Company. The Board of Directors recommends that the stockholders approve the adoption of the proposed amendments to the 1997 Incentive and Nonstatutory Stock Option. THE AFFIRMATIVE VOTES OF A MAJORITY OF THE SHARES OF THE COMPANY PRESENT AT THE MEETING IN PERSON OR BY PROXY IS REQUIRED TO APPROVE THE AMENDMENTS TO THE 1997 PLAN.

        The summary of the provisions of the 1997 Plan, which follows, is not intended to be complete. A copy of the 1997 Plan, as proposed to be amended by the Board, is annexed to this Proxy Statement as Appendix A.

SUMMARY OF THE PROVISIONS OF THE 1997 PLAN AS PROPOSED TO BE AMENDED

        The Company's 1997 Plan provides for the granting of (i) incentive stock options to key employees and (ii) nonstatutory stock options to key employees and non-employee directors of the Company and any person who performs consulting or advisory services for the Company and who is, by the Board of Directors or the Stock Option Committee, determined to be eligible to participate. For information concerning the federal income tax distinctions of incentive and nonstatutory stock options, see "Federal Income Tax Consequences of Incentive Stock Options and Nonstatutory Stock Options," below.

        The maximum number of shares of the Company's Common Stock that may be issued pursuant to the exercise of options granted under the Stock Option Plan, as proposed to be amended, is 4,900,000 shares (subject to adjustment in the event of stock dividends, splits, reverse splits, recapitalizations, mergers or other similar changes in the Company's capital structure). All options must be granted, if at all, not later than November 10, 2007. The aggregate fair market value (determined as of the date the option is granted) of the shares of Common Stock to which incentive stock options granted under the Stock Option Plan are exercisable for the first time by any employee of the Company during any calendar year may not exceed $100,000. This limitation shall not apply with respect to nonstatutory stock options.

        The Stock Option Plan is administered by the full Board of Directors, which determines the terms of options granted, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No option granted under the Stock Option Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee. Incentive stock options and nonstatutory stock options may be and typically are granted for exercise for up to ten years from the date granted and typically vest in equal installments over three years from the date of grant.

        Options granted under the Stock Option Plan are evidenced by written agreements specifying the number of shares covered thereby and the option price, the exercise period and all other terms, restrictions and conditions of the option. The exercise price of all stock options granted under the Stock Option Plan must be at least equal to the fair market value of such shares on the date of grant. With respect to any optionee who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any stock option must be not less than 110% of the fair market value on the date of grant.

        Options must be exercised only by written notice from the optionee (or his estate or other legal representative) to the Company accompanied by payment of the option price in full. The option price may be paid in cash, cash equivalents (certified or cashier's check), or with shares of Common Stock of the Company.

        As of the Record Date, options to purchase an aggregate of 2,855,458 shares of Common Stock, at a weighted average exercise price of $6.49 per share, were outstanding under the 1997 Plan. During 2000, options to purchase 397,500 were granted under the 1997 Plan. As of the Record Date, all employees (including two directors who are employees) and four non-employee directors were eligible to participate in the 1997 Plan and approximately 205 employees were so participating. All options granted under the 1997 Plan since its inception have been granted at exercise prices equal to the fair market value at the date of grant determined by reference to the closing price of the Company's Common Stock on The Nasdaq National Market. As of the Record Date, 844,542 options granted under the 1997 Plan had been exercised and 0 were available for future grant.

        The following table sets forth information from the inception of the 1997 Plan through the Record Date concerning the net number of options under the 1997 Plan that has been received by (i) each of the Company's current executive officers receiving options under the 1997 Plan, (ii) each nominee for election as director, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, (v) the persons receiving 5 percent or more of the options granted, and (vi) all employees who are not executive officers as a group:

                                                                                                 NO. OF SHARES
NAME OF PERSON                                                                                     COVERED BY
   OR GROUP                                 POSITION WITH THE COMPANY                               OPTIONS
---------------          --------------------------------------------------------------------      ---------
Noam Lotan               President and Chief Executive Officer, Director and Director Nominee         98,000

Shlomo Margalit          Chairman of the Board, Chief Technical Officer and Director Nominee              --

Igal Shidlovsky          Director and Director Nominee ......................................        220,000

Guenter Jaensch          Director and Director Nominee ......................................        220,000

Daniel Tsui              Director and Director Nominee ......................................         90,000

Baruch Fischer           Director and Director Nominee ......................................         90,000

All current executive officers as a group ...................................................         98,000

All current directors who are not executive officers as a group .............................        620,000

All employees who are not executive officers as a group .....................................      2,982,000

FEDERAL INCOME TAX CONSEQUENCES OF INCENTIVE STOCK OPTIONS AND NONSTATUTORY STOCK OPTIONS

        THE FOLLOWING DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS AS OF THE DATE OF THIS PROXY STATEMENT. BECAUSE THE CURRENTLY APPLICABLE RULES ARE COMPLEX AND THE TAX LAWS MAY CHANGE AND BECAUSE INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PARTICIPANT, EACH PARTICIPANT SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING FEDERAL (AND ANY STATE AND LOCAL) INCOME TAX CONSEQUENCES. THE FOLLOWING DISCUSSION DOES NOT PURPORT TO DESCRIBE STATE OR LOCAL INCOME TAX CONSEQUENCES.

        Options so designated under the Option Plan are intended to qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"). All options that are not designated as ISOs are intended to be "nonstatutory stock options" ("NSOs").

        Incentive Stock Options. The optionee will recognize no income upon the grant of an ISO and incur no tax on its exercise (unless the optionee is subject to the alternative minimum tax). If the optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the shares.

        If the optionee disposes of ISO shares prior to the expiration of either required holding period (a "disqualifying disposition"), then gain realized upon such disposition, up to the difference between the fair market value of the shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the optionee.

        Nonstatutory Stock Options. An optionee will not recognize any taxable income at the time an NSO is granted. However, upon exercise of an NSO, the optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise (or, in the case of exercise for stock subject to a substantial risk of forfeiture, at the time such forfeiture restriction lapses) and the amount paid for that stock upon exercise of the NSO. In the case of stock subject to a substantial risk of forfeiture, if the optionee makes an 83(b) election, the included amount will be based on the difference between the fair market value on the date of exercise and the option exercise price. The included amount will be treated as ordinary income by the optionee and will be subject to income tax withholding by the Company (either by payment in cash by the optionee or withholding out of the optionee's salary). Upon sale of the shares by the optionee, any appreciation or depreciation in the value of the shares will be treated as capital gain or loss (either long or short term -- depending upon the time the optionee holds the shares after exercising the NSO.)

        Tax Treatment of the Company. The Company will be entitled to a deduction in connection with the exercise of an NSO by a domestic employee or director to the extent that the optionee recognizes ordinary income and the Company withholds tax. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE COMPANY'S STOCK OPTION PLAN.

                                 PROPOSAL NO. 3

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The persons named in the enclosed Proxy will vote to ratify the selection of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 2001 unless otherwise directed by stockholders. A representative of Arthur Andersen LLP is expected to be present at the meeting of stockholders, and will have the opportunity to make a statement and answer questions from stockholders if he or she so desires.

AUDIT FEES

        The aggregate fees billed by the Company to Arthur Andersen LLP during fiscal year ended December 31, 2000 for the audit of the Company's annual financial statements and for the review of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $1.0 million.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

        In 2000, no fees were billed to the Company by Arthur Andersen LLP for services for financial information systems design and implementation.

ALL OTHER FEES

        The aggregate fees billed to the Company by Arthur Andersen LLP for services rendered to the Company during 2001, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" totaled $2.2 million. These services included various advisory services related principally to tax preparation, tax consultation and business consultation.

        The Audit Committee considered and determined that the provision of the services other than the services described under "Audit Fees" is compatible with maintaining the independence of the independent auditors.

VOTE REQUIRED

        The affirmative vote of a majority of the votes cast is required for approval of this proposal. In the event ratification by the stockholders of the appointment of Arthur Andersen LLP as the Company's independent public accountants is not obtained, the Board of Directors will reconsider such appointment. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2001.


                             STOCKHOLDERS PROPOSALS

        Stockholders are hereby notified that if they wish a proposal to be included in the Company's Proxy Statement and form of proxy relating to the 2001 annual meeting of stockholders, they must deliver a written copy of their proposal no later than July 17, 2002. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act"), in order to be included in the Company's proxy materials. Stockholders who wish to submit a proposal for consideration at the Company's 2001 annual meeting of stockholders, but who do not wish to submit the proposal for inclusion in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act, must deliver a written copy of their proposal no later than September 15, 2002. In either case, proposals should be delivered to MRV Communications, Inc., 20415 Nordhoff Street, Chatsworth, California 91311, Attention: Secretary. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail return receipt requested.

                                  MISCELLANEOUS

        Management does not know of any other matters which may come before the meeting. However, if any other matters are properly presented for the meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.


                                        By Order of the Board of Directors

                                        /s/ Shlomo Margalit
                                        Shlomo Margalit
                                        Secretary


November 14, 2001

        MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THIS MEETING. WHETHER OR NOT YOU PLAN TO ATTEND YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGHT THEY HAVE SENT IN THEIR PROXIES

                                                                      APPENDIX A

                            MRV COMMUNICATIONS, INC.
                                      1997
                           INCENTIVE STOCK OPTION PLAN
                                       AND
                         NONSTATUTORY STOCK OPTION PLAN
                      (AS ADOPTED ON NOVEMBER 11, 1997 AND
           AMENDED AUGUST 3, 1998, OCTOBER 25, 1999, OCTOBER 31, 2000
             AND NOVEMBER 1, 2001 (SUBJECT TO STOCKHOLDER APPROVAL)
         (GIVES EFFECT TO TWO-FOR-ONE STOCK SPLIT EFFECTED MAY 11, 2000)


        1. NAME, EFFECTIVE DATE AND PURPOSE.

                (a) This Plan document is intended to implement and govern two separate stock option plans of MRV COMMUNICATIONS, INC., a Delaware corporation (the "Company"): the Incentive Stock Option Plan ("Plan A") and the Nonstatutory Stock Option Plan ("Plan B"). Plan A provides for the granting of options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422A(b) of the Internal Revenue Code, as amended. Plan B provides for the granting of options that are not intended to so qualify. Unless specified otherwise, all the provisions of this Plan relate equally to both Plan A and Plan B and are condensed for convenience into one Plan document.

                (b) Plan A and Plan B are each established effective as of November 11, 1997. The purpose of Plan A and Plan B (sometimes together referred to as the "Plan" or this "Plan") is to promote the growth and general prosperity of the Company and its Affiliated Companies. This Plan will permit the Company to grant options ("Options") to purchase shares of its common stock ("Common Stock"). The granting of Options will help the Company attract and retain the best available persons for positions of substantial responsibility and will provide certain key employees with an additional incentive to contribute to the success of the Company and its Affiliated Companies. For purposes of this Plan, the term "Affiliated Companies" shall mean any component member of a controlled group of corporations, as defined under Internal Revenue Code Section 1563, in which the Company is also a component member.

        2. ADMINISTRATION.

                (a) The Plan shall be administered by the Board of Directors of the Company (the "Board").

                (b) The Board shall have sole authority, in its absolute discretion, to determine which of the eligible persons of the Company and its Affiliated Companies shall receive Options ("Optionees"), and, subject to the express provisions and restrictions of this Plan, shall have sole authority, in its absolute discretion, to determine the time when Options shall be granted, the terms and conditions of an Option other than those terms and conditions fixed under this Plan, the number of shares which may be issued upon exercise of an Option and shall have authority to do everything necessary or appropriate to administer the Plan. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees.

                (c) Definitions:

                        (i) Restricted Stockholder: An individual who, at the time an Option is granted under either Plan A or Plan B, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its Parent Corporation or Subsidiary Corporation, with stock ownership to be determined in light of the attribution rules set forth in Section 425(d) of the Internal Revenue Code.

                        (ii) Parent Corporation: A corporation as defined in
Section 425(e) of the Internal Revenue Code.

                        (iii) Subsidiary Corporation: A corporation as defined in Section 425(f) of the Internal Revenue Code.

                        (iv) Officer: The chief executive officer, president, chief financial officer, chief accounting officer, any vice president in charge of a principal business function (such as sales, administration, or finance) and any other person who performs similar policy-making functions for the Company.

        3. ELIGIBILITY.

                (a) Plan A: The Board (or the Committee, if so authorized by the Board) may, in its discretion, grant one or more Options under Plan A to any key management employee of the Company or its Affiliated Companies, including any employee who is a director of the Company or of any of its Affiliated Companies presently existing or hereinafter organized or acquired. Such Options may be granted to one or more such employees without being granted to other eligible employees, as the Board may deem fit.

                (b) Plan B: The Board (or the Committee, if so authorized by the Board), may, in its discretion, grant one or more Options under Plan B to any key management employee, any employee or non-employee director of the Company or its Affiliated Companies, including any employee who is a Director of the Company or of any of its Affiliated Companies presently existing or hereinafter organized or acquired or any person who performs consulting or other services for the Company or its Affiliated Companies and who is designated by the Board as eligible to participate in Plan B. Such Options may be granted to one or more such persons without being granted to other eligible persons, as the Board may deem fit.

        4. STOCK TO BE OPTIONED.

                (a) The maximum aggregate number of shares which may be optioned and sold under Plan A and Plan B is four million nine hundred thousand (4,900,000) shares of authorized Common Stock of the Company. The foregoing constitutes an absolute cumulative limitation on the total number of shares that may be optioned under both Plan A and B. Therefore, at any particular date the maximum aggregate number of shares which may be optioned under Plan A is equal to four million nine hundred thousand (4,900,000) the number of shares previously optioned under both Plan A and Plan B and the maximum aggregate number of shares which may be optioned under Plan B is equal to four million nine hundred thousand (4,900,000) minus the number of shares which have been previously optioned under both Plan A and Plan B. All shares to be optioned and sold under either Plan A or Plan B may be either authorized but unissued shares or shares held in the treasury.

                (b) Shares of Common Stock that: (i) are repurchased by the Company after issuance hereunder pursuant to the exercise of an Option, or (ii) are not purchased by the Optionee prior to the expiration or termination of the applicable Option, shall again become available to be covered by Options to be issued hereunder and shall not, as of the effective date of such repurchase or expiration, be counted as covered by an outstanding Option for purposes of the above-described maximum number of shares which may be optioned hereunder.

        5. OPTION PRICE.

                The Option Price for shares of Common Stock to be issued under either Plan A or Plan B shall be 100% of the fair market value of such shares on the date on which the Option covering such shares is granted by the Board (or the Committee, if authorized by the Board), except that if on the date on which such Option is granted the Optionee is a Restricted Stockholder, than such Option Price for Options granted under Plan A shall be 110% of the fair market value of the shares of Common Stock subject to the Option on the date such Option is granted by the Board (or the Committee, if so authorized). The fair market value of shares of Common Stock for all purposes of this Plan is to be determined by the Board (or the Committee, if so authorized by the Board) in its sole discretion, exercised in good faith.

        6. TERM OF PLAN.

                Plan A and Plan B shall become effective on November 11 1997; both Plan A and Plan B shall continue in effect until November 10, 2007 unless terminated earlier by action of the Board. No Option may be granted hereunder after November 10, 2007.

        7. EXERCISE OF OPTION.

                Subject to the actions, conditions and/or limitations set forth in this Plan document and/or any applicable Stock Option Agreement entered into hereunder, Options granted under this Plan shall be exercisable in accordance with the following rules:

                (a) Subject to the specific provisions of this Section 7, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Board shall provide in the terms of each individual Option; provided, however, each Option granted under the Plan shall become exercisable in installments of not less than 20% of the number of shares covered by such Option each year from the Option Grant Date; and provided, further, that by a resolution adopted after an Option is granted the Board may, on such terms and conditions as it may determine to be appropriate and subject to the specific provisions of this Section 7, accelerate the time at which such Option or installment thereof may be exercised. For purposes of this Plan, any accrued installment of an Option granted hereunder shall be referred to as an "Accrued Installment."

                (b) Subject to the specific restrictions contained in this
Section 7, an Option may be exercised when Accrued Installments accrue, as provided in the terms under which such Option was granted, for a period of up to ten (10) years from the Option Grant Date with respect to Options granted under Plan A and for a period of up to ten (10) years from the Option Grant Date with respect to Options granted under Plan B. In no event shall any Option be exercised on or after the expiration of said maximum applicable period, regardless of the circumstances then existing (including but not limited to the death or termination of employment of the Optionee).

                (c) The Board (or the Committee if so authorized by the Board) shall fix the expiration date of the Option (the "Option Expiration Date") at the time the Option grant is authorized.

        8. RULES APPLICABLE TO CERTAIN DISPOSITIONS.

                (a) Notwithstanding the foregoing provisions of Section 7, in the event the Company or the Stockholders of the Company enter into an agreement to dispose of all or substantially all of the assets or capital stock of the Company by means of a sale, merger, consolidation, reorganization, liquidation, or otherwise, an Option shall become immediately exercisable with respect to the full number of shares subject to that Option during the period commencing as of the date of execution of such agreement and ending as of the earlier of:

                        (i) the Option Expiration Date; or

                        (ii) the date on which the disposition of assets or capital stock contemplated by the agreement is consummated. The exercise of any Option that was made exercisable solely by reason of this Subsection 8(a) shall be conditioned upon the consummation of the disposition of assets or stock under the above referenced agreement. Upon the consummation of any such disposition of assets or stock, this Plan and any unexercised Options issued hereunder (or any unexercised portion thereof) shall terminate and cease to be effective.

                (b) Notwithstanding the foregoing, in the event that any such agreement shall be terminated without consummating the disposition of said stock or assets:

                        (i) any unexercised non-vested installments that had become exercisable solely by reason of the provisions of Subsection 8(a) shall again become non-vested and unexercisable as of said termination of such agreement, and

                        (ii) the exercise of any option that had become exercisable solely by reason of this Subsection 8(a) shall be deemed ineffective and such installments shall again become non-vested and unexercisable as of said termination of such agreement.

                (c) Notwithstanding the provisions set forth in Subsection 8(a), the Board (or the Committee, if so authorized by the Board) may, at its election and subject to the approval of the corporation purchasing or acquiring the stock or assets of the Company (the "surviving corporation"), arrange for the Optionee to receive upon surrender of Optionee's Option a new option covering shares of the surviving corporation in the same proportion, at an equivalent option price and subject to the same terms and conditions as the old Option. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to such new option immediately after consummation of such disposition of stock or assets over the aggregate option price of such shares of the surviving corporation shall not be no more than the excess of the aggregate fair market value of all shares subject to the old Option immediately before consummation of such disposition of stock or assets over the aggregate Option Price of such shares of the Company, and the new option shall not give the Optionee additional benefits which such Optionee did not have under the old Option or deprive the Optionee of benefits which the Optionee had under the old Option. If such substitution of options is effectuated, the Optionee's rights under the old Option shall thereupon terminate.

        9. MERGERS AND ACQUISITIONS.

                (a) If the Company at any time should succeed to the business of another corporation through a merger or consolidation, or through the acquisition of stock or assets of such corporation, Options may be granted under the Plan to option holders of such corporation or its subsidiaries, in substitution for options or rights to purchase stock of such corporation held by them at the time of succession. The Board (or the Committee, if so authorized by the Board) shall have sole and absolute discretion to determine the extent to which such substitute Options shall be granted (if at all), the person or persons within the eligible group to receive such substitute Options (who need not be all option holders of such corporation), the number of Options to be received by each such person, the Option Price of such Option, and the terms and conditions of such substitute Options; provided, however, that the terms and conditions of the substitute Options shall comply with the provisions of Section 425 of the Code, such that the excess of the aggregate fair market value of the shares subject to such substitute Option immediately after the substitution or assumption over the aggregate option price of such shares is not more that the excess of the aggregate fair market value of all shares subject to the substitute Option immediately before such substitution or assumption over the aggregate option price of such shares, and the substitute Option or the assumption of the old option does not give the holder thereof additional benefits which he or she did not have under such old option.

                (b) Notwithstanding anything to the contrary herein, no Option shall be granted, nor any action taken, permitted or omitted, which could cause the Plan, or any Options granted hereunder as to which Rule 16b-3 under the Securities Exchange Act of 1934 may apply, not to comply with such Rule.

        10. TERMINATION OF EMPLOYMENT.

                (a) In the event that the Optionee's employment, directorship or consulting or other arrangement with the Company (or Affiliated Company) is terminated for any reason other than death or disability, any unexercised Accrued installments of the Option granted hereunder to such terminated Optionee shall expire and become unexercisable as of the earlier of:

                        (i) the applicable Option Expiration Date; or

                        (ii) a date 30 days after such termination occurs, provided however, that the Board (or the Committee if empowered to so act) may, in the exercise of its discretion, extend said date up to and including a date three months following such termination, with respect to Options granted under Plan A, or up to and including a date two years following such termination with respect to Options granted under Plan B.

                (b) In the event that the Optionee's employment, directorship or consulting or other arrangement with the Company is terminated due to the death or disability of the Optionee, any unexercised Accrued Installments of the Option granted hereunder to such Optionee shall expire and become unexercisable as of the earlier of:

                        (i) the applicable Option Expiration Date; or

                        (ii) the first anniversary of the date of death of such Optionee (if applicable); or

                        (iii) the first anniversary of the date of the termination of employment, directorship or consulting or other arrangement by reason of disability (if applicable). Any such Accrued Installments of a deceased Optionee may be exercised prior to their expiration by (and only by) the person or persons to whom the Optionee's Option right shall pass by will or by the laws of descent and distribution, if applicable, subject, however, to all of the terms and conditions of this Plan and the applicable Stock Option Agreement governing the exercise of Options granted hereunder.

                (c) For purposes of this Section 10, an Optionee shall be deemed employed by the Company (or affiliated Company) during any period of leave of absence from active employment as authorized by the Company (or Affiliated Company).

        11. EXERCISE OF OPTIONS.

                (a) An Option shall be deemed exercised when written notice of such exercise has been given to the Company at its principal business office by the person entitled to exercise the Option and full payment in cash or cash equivalents (or with shares of Common Stock pursuant to Section 14) for the shares with respect to which the Option is exercised has been received by the Company.

                (b) An Option may be exercised in accordance with this Section 11 as to all or any portion of the shares covered by any Accrued Installment of the Option from time to time during the applicable Option period, but shall not be exercisable with respect to fractions of a share.

                (c) As soon as practicable after any proper exercise of an Option in accordance with the provisions of this Plan, the Company shall, without charging transfer or issue tax to the Optionee, deliver to the Optionee at the main office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates representing the shares of Common Stock as to which the Option has been exercised. The time of issuance and delivery of the Common Stock may be postponed by the Company for such period as may, be required for it with reasonable diligence to comply with any applicable listing requirements of any national or regional securities exchange and any law or regulation applicable to the issuance and delivery of such shares.

        12. AUTHORIZATION TO ISSUE OPTIONS AND STOCKHOLDER APPROVAL.

                Unless in the judgment of counsel to the Company such permit is not necessary with respect to particular grants, Options granted under the Plan shall be conditioned upon the Company obtaining any required permit from the California Department of Corporations and/or other appropriate governmental agencies, free of any conditions not acceptable to the Board, authorizing the Company to grant such Options, provided, however, such condition shall lapse as of the effective date of issuance of such permit(s) in a form to which the Company does not object within sixty (60) days. The grant of Options under the Plan also is conditioned on approval of the Plan by the vote or consent of the holders of a majority of the outstanding shares of the Company's Common Stock and no Option granted hereunder shall be effective or exercisable unless and until the Plan has been so approved.

        13. LIMIT ON VALUE OF OPTIONED SHARES.

                The aggregate fair market value (determined as of the Option Grant Date) of the shares of Common Stock to which Options granted under Plan A are exercisable for the first time by any employee of the Company during any calendar year under all incentive stock option plans of the Company and its Affiliated Companies shall not exceed $100,000. The limitation imposed by this
Section 13 shall not apply with respect to Options granted under Plan B.

        14. PAYMENT OF EXERCISE PRICE WITH COMPANY STOCK.

                The Board (or the Committee, if so authorized) may provide that, upon exercise of the Option, the Optionee may elect to pay for all or some of the shares of Common Stock underlying the Option with shares of Common Stock of the Company previously acquired and owned at the time of exercise by the Optionee, subject to all restrictions and limitations of applicable laws, rules and regulations, including Section 425(c)(3) of the Internal Revenue Code, and provided that the Optionee will make representations and warranties satisfactory to the Company regarding his or her title to the shares used to effect the purchase, including without limitation representations and warranties that the Optionee has good and marketable title to such shares free and clear of any and all liens, encumbrances, charges, equities, claims, security interests, options or restrictions and has full power to deliver such shares without obtaining the consent or approval of any person or governmental authority other than those which have already given consent or approval in a form satisfactory to the Company. The equivalent dollar value of the shares used to effect the purchase shall be the fair market value of the shares on the date of the purchase as determined by the Board (or the Committee, if so authorized) in its sole discretion, exercised in good faith.

                The terms and conditions of Options granted under the Plan shall be evidenced by a Stock Option

Agreement (hereinafter referred to as the `Agreement') executed by the Company and the person to whom the Option is granted. Each agreement shall contain the following provisions:

                (a) A provision fixing the number of shares which may be issued upon exercise of the Option;

                (b) A provision establishing the Option exercise price per share;

                (c) A provision establishing the times and the installments in which Options may be exercised, provided, however, such times and installments shall not be less than 20% of the number of shares covered by such Option each year from the Option Grant Date;

                (d) A provision incorporating therein this Plan by reference;

                (e) A provision clarifying which Options are intended to be Incentive Stock Options under Plan A and which are intended to be nonstatutory stock options under Plan B;

                (f) A provision fixing the maximum duration of the Option as not more than ten (10) years from the Option Grant Date for Options granted under either Plan A or Plan B;

                (g) Such representations and warranties by the Optionee as may be required by Section 25 of this Plan or as may be required by the Board (or the Committee) in its discretion;

                (h) Any other restriction (in addition to those established under this Plan) as may be established by the Board (or the Committee) with respect to the exercise of the Option, the transfer of the Option, and/or the transfer of the shares purchased by exercise of the Option, provided that such restrictions are not in conflict with this Plan; and

                (i) Such other terms and conditions not inconsistent with this Plan as may be established by the Board (or the Committee).

        15. TAXES, FEES AND EXPENSES.

                The Company shall pay all original issue and transfer taxes (but not income taxes, if any) with respect to the grant of Options and/or the issue and transfer of shares pursuant to the exercise of such Options, and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

        16. WITHHOLDING OF TAXES.

                The grant of Options hereunder and the issuance of Common Stock pursuant to the exercise of such Options is conditioned upon the Company's reservation of the right to withhold, in accordance with any applicable law, from any compensation payable to the Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of any such Option.

        17. AMENDMENT OR TERMINATION OF THE PLAN.

                (a) The Board may amend this Plan from time to time in such respects as the Board may deem advisable, provided, however, that no such amendment shall operate to (i) affect adversely an Optionee's rights under this Plan with respect to any Option granted hereunder prior to the adoption of such amendment, except as may be necessary, in the judgment of counsel to the Company, to comply with any applicable law, (ii) increase the maximum aggregate number of shares which may be optioned and sold under the Plan (unless Stockholders approve such increase), (iii) change the manner of determining the Option exercise price, (iv) change the classes of persons eligible to receive Options under the Plan, or (v) extend the maximum duration of the Option or the Plan.

                (b) The Board may at any time terminate this Plan. Any such termination of the Plan shall not, without the written consent of the Optionee, alter the terms of Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated.

        18. OPTIONS NOT TRANSFERABLE.

                Options granted under this Plan may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred or alienated in any manner, either voluntarily or involuntarily by operation of law, otherwise than by will or the laws of descent of distribution, and may be exercised during the lifetime of an Optionee only by such Optionee.

        19. NO RESTRICTIONS ON TRANSFER OF STOCK.

                Common Stock issued pursuant to the exercise of an Option granted under this Plan (hereinafter "Optioned Stock"), or any interest in such Optioned Stock, may be sold, assigned, gifted, pledged, hypothecated, encumbered or otherwise transferred or alienated in any manner by the holder(s) thereof, subject, however, to any representations or warranties requested under Section 25 of this Plan and also subject to compliance with any applicable federal, state or other local law, regulation or rule governing the sale or transfer of stock or securities.

        20. RESERVATION OF SHARES OF COMMON STOCK.

                The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.


        21. RESTRICTIONS ON ISSUANCE OF SHARES.

                The Company, during the term of this Plan, will use its best efforts to seek to obtain from the appropriate regulatory agencies any requisite authorization in order to grant Options or issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction thereof the authorization deemed by the Company's counsel to be necessary to the lawful grant of Options or the issuance and sale of any shares of its stock hereunder or the inability of the Company to confirm to its satisfaction that any grant of Options or issuance and sale of any shares of such stock will meet applicable legal requirements shall relieve the Company of any liability in respect of the non-issuance or sale of such stock as to which such authorization or confirmation have not been obtained.

        22. NOTICES.

                Any notice to be given to the Company pursuant to the provisions of this Plan shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to a person to whom an Option is granted hereunder shall be addressed to him or her at the address given beneath his or her signature on his or her Stock Option Agreement, or at such other address as such person or his or her transferee (upon the transfer of Optioned Stock) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service. It shall be the obligation of each Optionee and each transferee holding Optioned Stock to provide the Secretary of the Company, by letter mailed as provided hereinabove, with written notice of his or her correct mailing address.

        23. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

                If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, then an appropriate and proportionate adjustment shall be made in the number or kind of shares which may be issued upon exercise of Options granted under the Plan; provided, however that no such adjustment need be made if, upon the advice of counsel, the Board determines that such adjustment may result in the receipt of federally taxable income to holders of Options granted hereunder or the holders of Common Stock or other classes of the Company's securities.

        24. REPRESENTATIONS AND WARRANTIES.

                As a condition to the grant of any Option hereunder or the exercise of any portion of an Option, the

Company may require the person to be granted or exercising such Option to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulation, including, but not limited to, a representation and warranty that the Option and/or shares issuable or issued upon exercise of such Option are being acquired only for investment, for such person's own account and without any present intention to sell or distribute such Option or shares, as the case may be, if, in the opinion of counsel for the Company, such representation is required under the Securities Act of 1933, the California Corporate Securities Law of 1968 or any other applicable law, regulation or rule of any governmental agency.

        25. NO ENLARGEMENT OF EMPLOYEE RIGHTS.

                This Plan is purely voluntary on the part of the Company, and while the Company hopes to continue it indefinitely, the continuance of the Plan shall not be deemed to constitute a contract between the Company and any employee, or to be consideration for or a condition of the employment of any employee. Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the employ of the Company or its Affiliated Companies, or to interfere with the right of the Company or an Affiliated Company to discharge or retire any employee thereof at any time. No employee shall have any right to or interest in Options authorized hereunder prior to the grant of such an Option to such employee, and upon such grant he or she shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Certificate of Incorporation, as the same may be amended from time to time.

        26. INFORMATION TO OPTION HOLDERS.

                During the period any options granted to employees of the Company remain outstanding, such employee-option holders shall be entitled to receive, on an annual or other periodic basis, financial and other information regarding the Company. The Board (or the Committee, if so authorized) shall exercise its discretion with regard to the nature and extent of the financial information so provided, giving due regard to the size and circumstances of the Company and, if the Company provides annual reports to its Stockholders, the Company's practice in connection with such annual reports. Notwithstanding the above, if the issuance of options under either Plan A or Plan B is limited to key employees whose duties in connection with the Company assure their access to equivalent information, this Section 27 shall not apply to such employees and plan.

        27. LEGENDS ON STOCK CERTIFICATES.

                Each certificate representing Common Stock issued under this Plan shall bear whatever legends are required by federal or state law or by any governmental agency. In particular, unless an appropriate registration statement is filed pursuant to the federal Securities Act of 1933, as amended, with respect to the shares of Common Stock issuable under this Plan, each certificate representing such Common Stock shall be endorsed on its face with the following legend or its equivalent:

                "Neither the Option pursuant to which the shares represented by this certificate are issued nor said shares have been registered under the Securities Act of 1933, as amended (the "Act"). Transfer or sale of such securities or any interest therein is unlawful except after registration, or pursuant to an exemption from the registration requirements, as provided in the Act and the regulations thereunder."

                A copy of this Plan shall be delivered to the Secretary of the Company and shall be shown by him or her to each eligible person making reasonable inquiry concerning it. A copy of this Plan also shall be delivered to each Optionee at the time his or her Options are granted.

        28. INVALID PROVISION.

                In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

        29. APPLICABLE LAW.

                This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

        30. SUCCESSORS AND ASSIGNS.

                This Plan shall be binding on and inure to the benefit of the Company and the employees to whom an Option is granted hereunder, and such employees' heirs, executors, administrators, legatees, personal representatives, assignees and transferees.

        IN WITNESS WHEREOF, pursuant to the due authorization and adoption of this plan by the Board on November 11, 1997 and amended on August 3, 1998, October 25, 1999, October 31, 2000 and November 1, 2001, the Company has caused this Plan to be duly executed by its duly authorized officer.

                                        MRV COMMUNICATIONS, INC.

                                        BY /s/ Noam Lotan
                                           -------------------------------------
                                           Noam Lotan
                                           President and Chief Executive Officer

                                                                      APPENDIX B

                            MRV COMMUNICATIONS, INC.

                             AUDIT COMMITTEE CHARTER

A. The Audit Committee shall be composed of at least three directors who are independent of the corporation and its management. Each member of the Audit Committee shall be financially literate and at least one member will have accounting or related financial management expertise. The Audit Committee shall have all the authority of the board to:

        1. Review the Company's internal audit plan, the results of each internal audit, and review the appointment and replacement of the senior internal auditing executive.

        2. Review the independent auditor's compensation, the proposed terms of its engagement and its independence. The Audit Committee shall obtain a formal written statement from the independent auditor setting forth all relationships between the auditor and the corporation that, in the auditor's judgment, may reasonably be thought to bear on independence, discuss with the auditor any impact on the auditor's objectivity and independence, and recommend to the board of directors any action necessary to satisfy the auditor's independence. The Audit Committee will direct the independent auditor to review before filing with the SEC the corporation's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews.

        3. Review the results of each external audit, including any qualifications of the auditor's opinion, any related management letter, management's responses to recommendations made by the independent auditor in connection with the audit, reports submitted to the Audit Committee by the internal auditing department that are material to the corporation as a whole, and management's responses to those reports.

        4. Consider, in consultation with the independent auditor and the senior internal auditing executive, the adequacy of the corporation's internal financial controls. Among other things, these controls must be designed to provide reasonable assurance that the corporation's publicly reported financial statements are presented fairly in conformity with generally accepted accounting principles.

        5. Consider major changes and other major questions of choice regarding the appropriate auditing and accounting principles and practices to be followed when preparing the corporation's financial statements.

        6. Review the procedures employed by the corporation in preparing published financial statements and related management commentaries, including: review of financial results with management and the independent auditor prior to the corporation's issuance of its quarterly press release; and review of Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K prior to the corporation's filing of such reports with the SEC.

        7. Meet periodically with management to review the corporation's major financial risk exposures.

        8. Meet periodically with management to provide guidance concerning major capital expenditures, infrastructure investments, financial strategies and special projects.

B. The Audit Committee shall also:

        1. Recommend to the board of directors, which firm to engage as the corporation's independent auditor and whether to terminate that relationship.

        2. Serve as a channel of communication between the independent auditor and the board of directors and between the senior internal auditing executive and the board of directors.

        3. Report to the board of directors on the Audit Committee's review of the corporation's financial statements and any significant disputes between management and the independent auditor that arose in connection with the preparation of those financial statements.

        4. Make recommendations to the board of directors concerning oversight of the corporation's policies and procedures regarding compliance with the law and with significant corporate policies including the corporation's code of conduct.

        5. Provide a report in the corporation's proxy statement in accordance with applicable SEC regulations.

                            MRV COMMUNICATIONS, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 14, 2001

            THIS PROXY IS SOLICITED ON BEHALF OF BOARD OF DIRECTORS.

The undersigned, having received notice of the Annual Meeting of Stockholders and the Proxy Statement of the Board of Directors furnished therewith, hereby appoints Noam Lotan and Shlomo Margalit, and each of them, attorneys of the undersigned (with full power of substituting him) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of MRV Communications, Inc. (the "Company") to be held Friday, December 14, 2001, at 8:30 a.m. at Holiday Inn -- Woodland Hills, Mulholland Room, 21101 Ventura Blvd., Woodland Hills, CA 91364 and any adjournment or adjournments thereof, and there to vote and act in regard to all matters which may properly come before said meeting (except those matters as to which authority is hereinafter withheld) upon and in respect to all shares of the Common Stock of the Company upon or in respect of which the undersigned would be entitled to vote or act, and with all power the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as follows.

1. ELECTION OF DIRECTORS

   [ ] FOR all nominees listed below            [ ]  WITHHOLD AUTHORITY
       (except as marked to the contrary             to vote for all
       below)                                        nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below.)

                Noam Lotan                         Shlomo Margalit
                Igal Shidlovsky                    Guenter Jaensch
                Daniel Tsui                        Baruch Fischer


2. To approve amendments to the Company's 1997 Incentive and Nonstatutory Stock Option Plan to increase by 1,200,000 shares the number of shares of Common Stock that can be optioned and sold under such Stock Option Plan.

               FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

                                (continued and to be signed on the reverse side)

(continued from other side)


[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

3. To ratify the appointment of Arthur Andersen LLP as independent accountants for the year ending December 31, 2001.

               FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

4. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the meeting.

               FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

                                        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

                                        The undersigned hereby confer(s) upon
                                        said attorney Proxy discretionary
                                        authority to vote upon any other matters of proposals not known at the time of solicitation of this Proxy, which may properly come before the meeting.

                                        Attendance of the undersigned at said
                                        meeting or at any adjournment or
                                        adjournments thereof will not be deemed
                                        to revoke this Proxy unless the
                                        undersigned shall affirmatively indicate thereat that it is his intention to vote said shares in person. If a fiduciary capacity is attributed to the undersigned in imprint below, this Proxy is signed by the undersigned in that capacity.

                                        Signature(s)
                                                    ----------------------------

                                        Date
                                             -----------------------------------

                                        IMPORTANT: In signing this Proxy, please write names exactly as appearing on imprint. For stock held jointly, each joint owner should personally sign. For stock held by Company, please affix corporate seal.